As filed with the Securities and Exchange Commission on May 21, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-1480589
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 North Riverside Plaza, 8th Floor

Chicago, Illinois 60606

(312) 750-1234

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Hoplamazian

President and Chief Executive Officer

Hyatt Hotels Corporation

150 North Riverside Plaza, 8th Floor

Chicago, Illinois 60606

(312) 750-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael A. Pucker, Esq. Cathy A. Birkeland, Esq. Alexa M. Berlin, Esq. Latham & Watkins LLP 330 N. Wabash Ave., Suite 2800 Chicago, Illinois 60611 (312) 876-7700	Margaret C. Egan, Esq. Executive Vice President, General Counsel and Secretary Hyatt Hotels Corporation 150 North Riverside Plaza, 8th Floor Chicago, Illinois 60606 (312) 750-1234

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Class A common stock, par value $0.01 per share	13,347,885	—	—	—

(1)

This registration statement (this “Registration Statement”) registers 13,347,885 shares of the Registrant’s Class A common stock issuable upon conversion of 13,347,885 shares of Class B common stock held by the selling stockholders.

(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Class A common stock of the Registrant.

(3)

The shares of Class A common stock covered by this Registration Statement consist of 13,347,885 unsold shares of Class A common stock from the Registration Statement on Form S-3 filed by the registrant on May 22, 2017, File No. 333-218162 (the “2017 Registration Statement”). The 2017 Registration Statement is subject to expiration on the third anniversary of the date of filing with the Commission pursuant to Rule 415(a)(5) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee previously paid in connection with the unsold shares for the 2017 Registration Statement is carried forward to this Registration Statement and will continue to be applied to such unsold shares. Accordingly, there is no registration fee due in connection with this Registration Statement.

PROSPECTUS

13,347,885 Shares

Hyatt Hotels Corporation

Class A Common Stock

This prospectus relates to up to 13,347,885 shares of our Class A common stock, par value $0.01 per share, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The selling stockholders may elect to sell the shares of Class A common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may elect to sell their shares of Class A common stock in the section titled “Plan of Distribution” on page 19 of this prospectus. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. We will bear all expenses of the offering of Class A common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.” On May 20, 2020, the last reported sale price of our Class A common stock was $53.93 per share.

Hyatt Hotels Corporation has two classes of common stock outstanding, Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting and conversion. The Class A common stock is entitled to one vote per share. The Class B common stock is entitled to ten votes per share. Each share of Class B common stock is convertible at any time into one share of Class A common stock.

See “Risk Factors” on page 3 to read about factors you should consider before buying shares of the Class A common stock. You should also review carefully any risk factors included in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement for a discussion of risks that you should consider before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 21, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, the selling stockholders may offer and sell, from time to time, an aggregate of up to 13,347,885 shares of our Class A common stock under this prospectus. If required by applicable law, each time one or more selling stockholders sell securities, we will provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our Class A common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference” before you make any investment decision.

We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. Neither we nor the selling stockholders have authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

TERMS USED IN THIS PROSPECTUS

Unless otherwise specified or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Hyatt,” and the “Company” refer to Hyatt Hotels Corporation and its consolidated subsidiaries.

As used in this prospectus, the term “Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2).

i

As used in this prospectus, the term:

•

“Properties” refers to hotels, resorts, and other properties, including branded spas and fitness studios, and residential, vacation and condominium ownership units that we develop, own, operate, manage, franchise, or to which we provide services or license our trademarks;

•

“Hyatt portfolio of properties” or “portfolio of properties” refers to hotels, resorts, and other properties that we develop, own, operate, manage, franchise, license or provide services to, including under our Park Hyatt, Miraval, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, Destination, Hyatt Regency, Hyatt, Hyatt Ziva, Hyatt Zilara, Thompson Hotels, Hyatt Centric, Caption by Hyatt, Joie de Vivre, Hyatt House, Hyatt Place, tommie, Hyatt Residences Club, and Exhale brands;

•	“Worldwide hotel portfolio” refers to our full and select service hotels;

•

“Worldwide property portfolio” refers to our all-inclusive resorts, branded spas and fitness studios, and residential, vacation, and condominium ownership units in addition to our worldwide hotel portfolio;

•

“Residential ownership units” refer to residential units that we manage, own, or to which we provide services or license our trademarks (such as serviced apartments and Hyatt-branded residential units) that are typically part of a mixed-use project and located either adjacent to or near a full service hotel that is a member of the Hyatt portfolio of properties or in unique leisure locations;

•	“Vacation ownership units” refer to the fractional and timeshare vacation ownership properties with respect to which we license our trademarks and that are part of the Hyatt Residence Club;

•

“Condominium ownership units” refer to whole ownership residential units (condominium and private residences) that we provide services to and, in some cases management of, the rental programs or homeowner associations associated with such units; and

•	“Hospitality ventures” refer to entities in which we own less than a 100% equity interest.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These statements include statements about the Company’s plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•

the factors discussed in our filings with the SEC, including our Annual Report on Form 10-K, our Current Report on Form 8-K filed on April 21, 2020, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020;

•	the short- and longer-term effects of the COVID-19 pandemic, including on the demand for travel, transient and group business, and levels of consumer confidence;

•	actions that governments, businesses, and individuals take in response to the COVID-19 pandemic or any future resurgence, including limiting or banning travel;

•

the impact of the COVID-19 pandemic, and actions taken in response to the COVID-19 pandemic or any future resurgence, on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending;

•	the ability of third-party owners, franchisees or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic;

•	the pace of recovery following the COVID-19 pandemic or any future resurgence;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	the rate and the pace of economic recovery following economic downturns;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to future bookings;

•	loss of key personnel;

•	domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy;

•	hostilities, or fear of hostilities, including future terrorist attacks, that affect travel;

•	travel-related accidents;

•

natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents and global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 pandemic;

•	our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners;

•	the impact of hotel renovations and redevelopments;

•	risks associated with our capital allocation plans and common stock repurchase program and quarterly dividend, including a reduction in or elimination of repurchase activity or dividend payments;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

•	changes in the tastes and preferences of our customers;

•	relationships with colleagues and labor unions and changes in labor laws;

•	the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	the possible inability of third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth;

•	risks associated with potential acquisitions and dispositions and the introduction of new brand concepts;

•	the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations;

•	failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals);

•

our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values;

•	declines in the value of our real estate assets;

•	unforeseen terminations of our management or franchise agreements;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access such markets;

•	changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate;

•	our ability to successfully grow the World of Hyatt loyalty program;

•	cyber incidents and information technology failures;

•	outcomes of legal or administrative proceedings; and

•	violations of regulations or laws related to our franchising business.

These factors and the other risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

THE COMPANY

Hyatt Hotels Corporation is a global hospitality company with widely recognized, industry-leading brands and a tradition of innovation developed over our more than sixty-year history. We develop, own, operate, manage, franchise, license, or provide services to a portfolio of properties consisting of full service hotels, select service hotels, resorts and other properties, including branded spas and fitness studios, timeshare, fractional and other forms of residential, vacation and condominium ownership units.

At March 31, 2020, our worldwide hotel portfolio consisted of 924 full and select service hotels (223,474 rooms), including:

•	413 managed properties (126,251 rooms), all of which we operate under management and hotel services agreements with third-party property owners;

•	446 franchised properties (73,387 rooms), all of which are owned by third parties that have franchise agreements with us and are operated by third parties;

•	31 owned properties (13,534 rooms) (including 1 consolidated hospitality venture), 1 finance leased property (171 rooms), and 6 operating leased properties (2,086 rooms), all of which we manage; and

•	25 managed properties and 2 franchised properties owned or leased by unconsolidated hospitality ventures (8,045 rooms).

Our worldwide property portfolio also included:

•	8 all-inclusive resorts (3,153 rooms), all of which are owned by a third party in which we hold common shares and which operates the resorts under franchise agreements with us;

•	16 vacation ownership properties under the Hyatt Residence Club brand and operated by third parties;

•

36 residential properties, which consist of branded residences and serviced apartments. We manage all of the serviced apartments and those branded residential units that participate in a rental program with an adjacent Hyatt-branded hotel; and

•	37 condominium ownership properties for which we provide services for the rental programs or homeowners associations (including 1 unconsolidated hospitality venture).

Our worldwide property portfolio also included branded spas and fitness studios, comprised of managed and leased locations. Additionally, through strategic relationships, we provide certain reservation and/or loyalty program services to hotels that are unaffiliated with our hotel portfolio and which operate under other tradenames or marks owned by such hotel or licensed by third parties.

We report our consolidated operations in U.S. dollars and manage our business within four reportable segments as described below:

•

Owned and leased hotels, which consists of our owned and leased full service and select service hotels and, for purposes of segment Adjusted EBITDA, our pro rata share of the Adjusted EBITDA of our unconsolidated hospitality ventures, based on our ownership percentage of each venture;

•	Americas management and franchising, which consists of our management and franchising of properties located in the United States, Latin America, Canada and the Caribbean;

•	ASPAC management and franchising, which consists of our management and franchising of properties located in Southeast Asia, Greater China, Australia, South Korea, Japan and Micronesia; and

•	EAME/SW Asia management and franchising, which consists of our management and franchising of properties located in Europe, Africa, the Middle East, India, Central Asia and Nepal.

Within corporate and other, we include the results of Exhale, results from our co-branded credit cards, and unallocated corporate expenses.

Our twelve full service brands are: Park Hyatt, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, Destination, Hyatt Regency, Hyatt, Thompson Hotels, Hyatt Centric, Joie de Vivre, and tommie. Our select service brands are Caption by Hyatt, Hyatt House, and Hyatt Place. In addition, we participate in an unconsolidated hospitality venture with a Chinese hospitality company that owns and is developing the UrCove select service brand intended to serve the upper-midscale market in Greater China. The Miraval and Exhale brands form a distinct wellness category within our portfolio of brands. Our all-inclusive resort brands are Hyatt Ziva and Hyatt Zilara. We also manage, provide services to, or license our trademarks with respect to residential ownership units that are often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects. We license certain of our trademarks with respect to vacation ownership units, which are part of Hyatt Residence Club. Additionally, we provide services and/or manage the rental programs or homeowner associations associated with condominium ownership units.

Substantially all of our hotel general managers are trained professionals in the hospitality industry with extensive hospitality experience in their local markets and host countries. The general managers of our managed properties are empowered to operate their properties on an independent basis using their market knowledge, management experience and understanding of our brands. Our colleagues and hotel general managers are supported by our regional management teams located in cities around the world and our executive management team, headquartered in Chicago.

Our principal executive offices are located at 150 North Riverside Plaza, 8th Floor, Chicago, Illinois 60606. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination®, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, Hyatt House®, Hyatt Place®, tommie™, Hyatt Residence Club®, Hyatt Residences®, Exhale®, World of Hyatt®, Hyatt Resorts™, and related trademarks, logos, trade names and service marks appearing in this prospectus or any accompanying prospectus supplement are the property of Hyatt Corporation, or another wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names or service marks appearing in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

RISK FACTORS

Investment in our Class A common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase our Class A common stock. These risks could materially adversely affect our business, financial condition, results of operations and cash flows. As a result, the market price of our Class A common stock could decline, and you may lose part or all of your investment. For more information, see the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. All proceeds from the sale of shares of Class A common stock will be for the accounts of the selling stockholders.

SELLING STOCKHOLDERS

The following table provides the name of each selling stockholder and the number of shares of our Class A common stock offered by each selling stockholder under this prospectus. The shares offered by this prospectus may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of the shares of Class A common stock offered by this prospectus. The information regarding shares beneficially owned after the offering and the percentage of total voting power after the offering assumes the sale of all shares registered by the selling stockholders.

As described in the section of this prospectus titled “Description of Capital Stock – Registration Rights,” we have entered into a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement (as defined below) (the “2007 Registration Rights Agreement”), and a Registration Rights Agreement, dated as of October 12, 2009, among us and the Pritzker family business interests party thereto, including certain of the selling stockholders (the “2009 Registration Rights Agreement”), pursuant to which we have granted certain registration rights with respect to certain shares of our Class A common stock and shares of Class A common stock issuable upon conversion of shares of Class B common stock. For information with respect to our relationships with the stockholders party to the 2007 Stockholders’ Agreement and the Pritzker family business interests, see “Certain Relationships and Related Party Transactions” included in our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 20, 2020, which is incorporated by reference herein, and see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein. Except as described above, none of the selling stockholders has any position, office or other material relationship with us or any of our predecessors or our affiliates, nor have they had any position, office or material relationship with us or any of our predecessors or affiliates within the past three years.

The information shown in the table with respect to the percentage of shares of Class A common stock beneficially owned before the offering is based on 35,679,438 shares of Class A common stock outstanding as of May 12, 2020 (and does not assume the conversion of any outstanding shares of Class B common stock). The information shown in the table with respect to the percentage of shares of Class B common stock beneficially owned before the offering is based on 65,463,274 shares of Class B common stock outstanding as of May 12, 2020. Each share of Class B common stock is convertible at any time into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation. Assuming the sale of all shares offered by the selling stockholders, 13,347,885 shares of Class B common stock will convert into 13,347,885 shares of Class A common stock at the time they are sold by the selling stockholders under this prospectus. The information shown in the table with respect to the percentage of outstanding common stock and percentage of total voting power after the offering is based on 101,142,712 shares of common stock (i.e., Class A common stock and Class B common stock) outstanding as of May 12, 2020, and assumes that (1) no shares of Class B common stock outstanding as of May 12, 2020 have been converted into shares of Class A common stock, other than the 13,347,885 shares of Class B common stock assumed to have been sold by the selling stockholders under this prospectus and (2) all shares of Class A common stock registered by the selling stockholders have been sold. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each selling stockholder. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

-Name	Shares Beneficially Owned Before Offering					Maximum Number of Shares of Class A Common Stock to be Sold in the Offering, including Shares of Class B Common Stock to be Converted to Shares of Class A Common Stock and Sold in the Offering		Shares Beneficially Owned After Offering(1)				% of Total Common Stock After Offering (1)	% of Total Voting Power After Offering (1)(2)(15)
	Class A Common Stock		Class B Common Stock					Class A Common Stock		Class B Common Stock
	Shares	% of Class A Common Stock	Shares		% of Class B Common Stock			Shares	% of Class A Common Stock	Shares	% of Class B Common Stock
CIBC Trust Company (Bahamas) Limited in its capacity as trustee and Other Reporting Persons	—	—	774,499	(3)	1.2%	673,350	(4)	—	—	101,149	*	*	*
The Anthony N. Pritzker Family Foundation	—	—	734,270	(5)	1.1%	734,270	(6)	—	—	—	—	—	—
Trustees of the Daniel F. Pritzker Family Trusts and Other Reporting Persons	251,761	*	4,162,655	(7)	6.4%	3,093,937	(8)	251,761	*	1,068,718	2.1%	1.3%	1.9%
Trustees of the Jennifer N. Pritzker Family Trusts and Other Reporting Persons	—	—	2,420,151	(9)	3.7%	2,380,022	(10)	—	—	40,129	*	*	*
Trustees of the Karen L. Pritzker Family Trusts	—	—	6,457,104	(11)	9.9%	3,136,054	(12)	—	—	3,321,050	6.4%	3.3%	5.8%
Trustees of the Penny Pritzker Family Trusts and Other Reporting Persons	14,650	*	7,215,797	(13)	11.0%	3,330,252	(14)	14,650	*	3,885,545	7.5%	3.9%	6.8%

*	Represents less than 1%.
(1)	Assumes that all of the shares of Class A common stock registered by the selling stockholders have been sold.
(2)

Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A common stock are entitled to one vote per share of Class A common stock and the holders of Class B common stock are entitled to ten votes per share of Class B common stock. However, if on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, then at such time all shares of Class B common stock will automatically convert into shares of Class A common stock and all holders thereof will be entitled to one vote per share on all matters submitted to a vote of our stockholders.

(3)

Represents (i) 101,149 shares of Class B common stock held of record by non-U.S. situs trusts for the benefit of certain lineal descendants of Nicholas J. Pritzker, deceased, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares, (ii) 538,681 shares of Class B common stock held of record by Bombay Hotel Corporation (“Bombay”), and (iii) 134,669 shares of Class B common stock held of record by CPC, Inc. (“CPC”). The voting and investment decisions of Bombay are made by its three directors, all of whom are employees of an affiliate of CIBC Trust Company (Bahamas) Limited. In such capacity, CIBC Trust Company (Bahamas) Limited may be deemed to beneficially own such shares of Class B common stock directly held by Bombay. The voting and investment decisions of CPC are made by its two directors, Corporate Associates Limited and Commerce Services Limited, both of which are wholly-owned subsidiaries of CIBC Trust Company (Bahamas) Limited. In such capacity, CIBC Trust Company (Bahamas) Limited may be deemed to beneficially own such shares of Class B common stock directly held by CPC. J.P. Morgan Trust Company (Bahamas) Limited, as trustee of 2010 N3 Purpose Trust; Bessemer Trust Company (Cayman) Limited and Mary Jo Sandlin, as co-trustees of Settlement T-551-5C; and CIBC Trust Company (Bahamas) Limited, as trustee of Settlement T-551-7 each own approximately 30% of each of Bombay and CPC and disclaim beneficial ownership of the shares directly held by Bombay and CPC. The address of the principal business and principal office for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the non-U.S. situs trusts, is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The address of the principal business and principal office for Bombay is c/o CIBC Bank & Trust Company (Cayman) Limited, CIBC Financial Centre, 11 Dr. Roy’s Drive, P.O. Box 694, George Town, Grand Cayman KY1-1107. The address of the principal business and principal office for CPC is c/o CIBC Trust Company (Bahamas) Limited, Goodman’s Bay Corporate Centre, West Bay Street, Ground Floor, P.O. Box N-3933, Nassau, Bahamas. Bombay, CPC and the trustees and adult beneficiaries of all of these non-U.S. situs trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198223).

(4)	Represents (i) 538,681 shares of Class B common stock held of record by Bombay, and (ii) 134,669 shares of Class B common stock held of record by CPC.
(5)

Represents 734,270 shares of Class B common stock held of record by the Anthony Pritzker Family Foundation. The address of the principal business and principal office for the Anthony Pritzker Family Foundation is 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025. The Anthony Pritzker Family Foundation has agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein. See also the Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198366).

(6)	Represents 734,270 shares of Class B common stock held of record by the Anthony Pritzker Family Foundation.
(7)

Represents (i) 3,846,480 shares of Class B common stock held of record by limited partnerships whose general partners are limited liability companies owned by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and investment power over such shares, (ii) 316,175 shares of Class B common stock held of record by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and investment power over such shares, (iii) 12,014 shares of Class A common stock held of record by Daniel F. Pritzker, individually, and (iv) 239,747 shares of Class A common stock held of record by limited partnerships whose general partners are limited liability companies owned by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and investment power over such shares. As trustee of 1922 Trust, the sole member of 1922 Trust Company LTA, Lewis M. Linn may also be deemed to have voting and investment power over the shares set forth in clauses (i), (ii) and (iv). The address of the principal business and principal office for 1922 Trust Company LTA, not individually, but solely in the capacity as trustee of the trusts represented by clauses (i), (ii) and (iv), for Lewis M. Linn, not individually but solely as trustee of 1922 Trust, and for Daniel F. Pritzker is 3737 Buffalo Speedway, Suite 300, Houston, Texas 77098. The trustees and the adult beneficiaries of all of the trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendants (the “Daniel F. Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Daniel F. Pritzker Family Group during the 12 month period commencing November 5, 2019 and ending November 4, 2020. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198390).

(8)

Represents 3,093,937 shares of Class B common stock held of record by a limited partnership whose general partner is a limited liability company owned by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee.

(9)

Represents (i) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares, (ii) 21,128 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Mary Parthe serves as trustee and has sole voting and investment power over such shares, (iii) 101,149 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which J.P. Morgan Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over 13,455 of such shares and 87,694 of such shares are voted or subject to disposition at the direction of an investment committee comprised of Charles E. Dobrusin and Harry B. Rosenberg who may be deemed to beneficially own such shares, and (iv) 19,001 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. The address of the principal business and principal office for Harry B. Rosenberg and Charles E. Dobrusin, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i) is 10 South Wacker Drive, Suite 4000, Chicago, Illinois 60606; for Mary Parthe, not individually, but solely in her capacity as trustee of the trusts represented by clause (ii) is c/o Tawani Enterprises, Inc., 104 South Michigan Avenue, Suite 500, Chicago, Illinois 60603; for J.P. Morgan Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (iii) is Bahamas Financial Centre, Shirley & Charlotte Streets, P.O. Box N-4899, Nassau, Bahamas; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (iv) is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The trustees and the adult beneficiaries of all of the trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants (the “Jennifer N. Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421).

(10)

Represents (i) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and (ii) 101,149 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which J.P. Morgan Trust Company (Bahamas) Limited serves as trustee.

(11)

Represents (i) 4,896,048 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate, Lucinda Falk and Zena Tamler serve as co-trustees and share voting and investment power over such shares, (ii) 971,068 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate serves as trustee and has sole voting and investment power over such shares, (iii) 513,983 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited and Andrew D. Wingate serve as co-trustees and share voting and investment power over such shares and (iv) 76,005 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate and Lucinda Falk serve as co-trustees and share voting and investment power over such shares. The address of the principal business and principal office for Andrew D. Wingate, Lucinda Falk and Zena Tamler, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i) and for Andrew D. Wingate, not individually, but solely in the capacity as trustee of the trusts represented by clause (ii), is 35 Windsor Road, North Haven, Connecticut 06473; and for CIBC Trust Company (Bahamas) Limited and Andrew D. Wingate, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iii) and for CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate and Lucinda Falk not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iv), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The trustees and the adult beneficiaries of all of the trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants (the “Karen L. Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Karen L. Pritzker Family Group during the 12 month period commencing November 5, 2019 and ending November 4, 2020. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198367).

(12)

Represents 3,136,054 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate, Lucinda Falk and Zena Tamler serve as co-trustees.

(13)

Represents (i) 14,650 shares of Class A common stock held by Penny Pritzker, individually; (ii) 20,682 shares of Class B common stock held by Penny Pritzker, individually, (iii) 6,921,339 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee and has sole voting and investment power over such shares and (iv) 273,776 shares of Class B common stock held of record by a limited liability company owned by a trust for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee and has sole voting and investment power over such shares. The address of the principal business and principal office for Penny Pritzker and for Horton Trust Company LLC, not individually, but solely in the capacity as trustee of the trusts represented by clauses (iii) and (iv) is 444 West Lake Street, Suite 3400, Chicago, Illinois 60606. The trustees and the adult beneficiaries of all of the trusts for the benefit of Penny Pritzker and certain of her lineal descendants (the “Penny Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Penny Pritzker Family Group during the 12 month period commencing November 5, 2019 and ending November 4, 2020. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198261).

(14)

Represents 273,776 shares of Class B common stock held of record by a limited liability company owned by a trust for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee and 3,056,476 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and/or certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee.

(15)

CIBC Trust Company (Bahamas) Limited in its capacity as trustee and other reporting persons, the Anthony Pritzker Family Foundation, the Daniel F. Pritzker Family Group, the Jennifer N. Pritzker Family Group, the Karen L. Pritzker Family Group and the Penny Pritzker Family Group are party to certain agreements with the Separately Filing Group Members (as defined in the Schedule 13Ds referred to below), which agreements contain, among other things, certain voting agreements and limitations on the sale of their shares of common stock. As a result, the selling stockholders may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of the selling stockholders and the Separately Filing Group Members (the “Pritzker Family Group”). Before this offering, the Pritzker Family Group beneficially owned in the aggregate 296,349 shares of Class A common stock, representing less than 1% of the Class A common stock outstanding as of May 12, 2020, and 63,192,879 shares of Class B common stock, representing approximately 96.5% of the Class B common stock outstanding as of May 12, 2020. Assuming that all of the shares of Class A common stock registered by the selling stockholders are sold, after the offering, the Pritzker Family Group will beneficially own in the aggregate 296,349 shares of Class A common stock, representing less than 1% of the Class A common stock outstanding as of May 12, 2020, adjusted to reflect the conversion of all shares of Class B common stock sold in the offering into shares of Class A common stock, 49,844,994 shares of Class B common stock, representing approximately 95.6% of the Class B common stock outstanding as of May 12, 2020, as adjusted, and 50,141,343 shares of common stock, representing approximately 49.6% of the total common stock outstanding and approximately 87.5% of the total voting power as of May 12, 2020, as adjusted. The information on the Pritzker Family Group is based on, in part, (i) the Schedule 13D for the Non-U.S. Situs Trust, filed on August 26, 2010, as amended (SEC Accession No 0001193125-10-198223); (ii) the Schedule 13D for the Thomas J. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198244); (iii) the Schedule 13D for the Nicholas J. Pritzker Family Trusts and Other Reporting Person, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198283); (iv) the Schedule 13D for the Jennifer N. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421); (v) the Schedule 13D for the Karen L. Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198367); (vi) the Schedule 13D for the Penny Pritzker Family Trusts and Other Reporting Person, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198261); (vii) the Schedule 13D for the Daniel F. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198390); (viii) the Schedule 13D for the Anthony N. Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198366); (ix) the Schedule 13D for the Gigi Pritzker Pucker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198254); and (x) the Schedule 13D for the Jay Robert Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198370).

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material rights of our capital stock and related provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, amended and restated bylaws and registration rights agreements, copies of which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information.”

Our amended and restated certificate of incorporation provides for two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis and, under certain circumstances, including upon any transfer (except for certain permitted transfers described in our amended and restated certificate of incorporation), the shares of Class B common stock will be automatically converted into shares of Class A common stock on a share-for-share basis. Otherwise, the rights of the two classes of our common stock are identical. The rights of these classes of our common stock are discussed in greater detail below.

As of May 12, 2020, our authorized capital stock consists of 1,407,457,686 shares, each with a par value of $0.01 per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	397,457,686 shares are designated as Class B common stock; and

•	10,000,000 shares are designated as preferred stock.

As of May 12, 2020, we had outstanding 35,679,438 shares of Class A common stock held by 24 stockholders of record and 65,463,274 shares of Class B common stock held by 82 stockholders of record. The number of stockholders of record of our Class A common stock (24 holders) does not include a substantially greater number of “street name” holders or beneficial holders of our Class A common stock whose shares are held of record by banks, brokers and other financial institutions. This number also excludes, as of May 12, 2020, 850,264 shares of Class A common stock reserved for issuance under our Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended (the “LTIP”), 304,160 shares of our Class A common stock reserved for issuance under the Hyatt Hotels Corporation Amended and Restated Employee Stock Purchase Plan (the “ESPP”), 1,169,195 shares of our Class A common stock available for issuance pursuant to the Amended and Restated Hyatt Corporation Deferred Compensation Plan and 300,000 shares of Class A common stock available for issuance pursuant to the Hyatt International Hotels Retirement Plan (commonly known as the Field Retirement Plan), as well as any additional shares reserved for issuance under the LTIP and ESPP in connection with the amendments to such plans that were approved at our 2020 annual meeting of stockholders on May 20, 2020.

Common Stock

Voting Rights

The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on any matter to be voted upon by stockholders. Holders of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

The holders of our Class A common stock and Class B common stock are entitled to share equally in any dividends that our board of directors may declare from time to time from legally available funds, subject to limitations under Delaware law and the preferential rights of holders of any outstanding shares of preferred stock. In addition, we must be in compliance with the covenants in our revolving credit facility in order to pay dividends. If a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock are entitled to receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock are entitled to receive Class B common stock, or rights to acquire Class B common stock, as the case may be. See Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchasers of Equity Securities – Dividends” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our corporation, the holders of our Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in all our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of preferred stock.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to any “permitted transferee” as defined in our amended and restated certificate of incorporation, which includes, among others, transfers

•	between Pritzker family business interests or to the Pritzker Foundation and related Pritzker charitable foundations;

•	to lineal descendants of the transferor who are Pritzker family business interests, which we refer to as “related persons”;

•	to trusts for the current benefit of the transferor and related persons;

•	to corporations, partnerships, limited liability companies or other entities that are owned and controlled by the transferor and related persons;

•	to guardians of stockholders who are adjudged to be unable to manage their own affairs, and executors of estates of deceased stockholders;

•

for trusts, corporations, partnerships, limited liability companies or other entities, to their current beneficiaries, shareholders, partners, members or other equity holders who are Pritzker family business interests;

•	transfers to other holders of shares of Class B common stock and their permitted transferees;

•	granting a revocable proxy to any officer or director at the request of our board of directors;

•

pledging shares of Class B common stock pursuant to a bona fide loan or indebtedness transaction as to which the holder of Class B common stock continues to exercise voting control, provided that the foreclosure on those shares by the lender does not qualify as a permitted transfer and, unless the lender otherwise qualifies as a permitted transferee, will result in the automatic conversion of those shares into shares of Class A common stock;

•

transfers by parties to the 2007 Stockholders’ Agreement, dated as of August 2007, as amended, by and among Hyatt and the parties thereto (the “2007 Stockholders’ Agreement”) to their respective affiliates, subject to, and in accordance with, the 2007 Stockholders’ Agreement; and

•

transfers approved in advance by our board of directors or a majority of the independent directors on our board of directors after making a determination that the transfer is consistent with the purposes of the other types of transfers that are permitted.

Any transfer by a holder that is a party to, by a holder controlled by a person that is party to, or by a holder controlled by trusts whose beneficiaries are party to the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement or the Amended and Restated Foreign Global Hyatt Agreement will not qualify as a “permitted transfer” unless the transferee executes a joinder to those agreements. If a successor trustee or trustees for a holder of shares of Class B common stock that is a trust and party to such agreements do not execute a joinder to such agreements, each share of Class B common stock will convert automatically into one share of Class A common stock.

Assuming the sale of all shares offered by the selling stockholders, 13,347,885 shares of Class B common stock will convert into 13,347,885 shares of Class A common stock at the time they are sold by the selling stockholders under this prospectus.

All shares of Class B common stock will convert automatically into shares of Class A common stock if, on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of our Class A common stock and Class B common stock then outstanding.

Once converted into Class A common stock, the Class B common stock cannot be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Other than in connection with dividends and distributions, subdivisions or combinations, or mergers, consolidations, reorganizations or other business combinations involving stock consideration as provided for in our amended and restated certificate of incorporation, we are not authorized to issue additional shares of Class B common stock.

Mergers or Business Combinations

In any merger, consolidation, reorganization or other business combination, our amended and restated certificate of incorporation requires that the consideration to be received per share by the holders of Class A common stock and the holders of Class B common stock will be identical. If the consideration paid in the merger, consolidation, reorganization or other business combination is paid in the form of shares or other equity interests of us or another person, then the rights of the shares or other equity interests may differ to the extent that the rights of Class A common stock and the Class B common stock differ. These differences would be limited to the voting rights and conversion features of the Class A common stock and the Class B common stock.

Preemptive or Similar Rights

Pursuant to the 2007 Stockholders’ Agreement, if we propose to sell any new shares of common stock, or any other equity securities (subject to certain excluded securities issuances described in the agreement, including shares issued pursuant to equity compensation plans adopted by the board of directors and the issuance of shares of our common stock in a public offering), then each stockholder party to the agreement is entitled to receive notice of the terms of the proposed sale and may elect to purchase up to such stockholder’s pro rata share in the proposed sale on comparable terms. If not all stockholders party to the 2007 Stockholders’ Agreement elect to purchase their full preemptive allocation of new securities, then we will notify the fully-participating stockholders of such and offer them the right to purchase the unsubscribed new securities. Other than as described above, our common stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Non-assessable

All of the outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, without any further action by our stockholders, but subject to the limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may fix the designations, powers, preferences and rights of the preferred stock, along with any qualifications, limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock, or rights to acquire preferred stock, could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock as described below to holders, as of May 12, 2020, of (a) 2,270,395 shares of our common stock pursuant to the terms of the 2007 Registration Rights Agreement, and (b) 63,489,228 shares of our common stock pursuant to the terms of the 2009 Registration Rights Agreement. Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. The following description of the terms of these registration rights agreements is intended as a summary only and is qualified in its entirety by reference to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, copies of which have been filed with the SEC and which are incorporated by reference to the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information.”

As described under “– Piggyback Registration Rights” below, the registration of the 13,347,885 shares of Class A common stock issuable upon conversion of 13,347,885 shares of Class B common stock owned by the selling stockholders pursuant to the registration statement of which this prospectus is a part is being made pursuant to such selling stockholders’ right to request that we register such shares under the 2009 Registration Rights Agreement.

Demand Registration Rights

As of May 12, 2020, the holders of approximately 65,759,623 shares of our common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1 “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Short-Form Demand Registration Rights

As of May 12, 2020, the holders of approximately 65,759,623 shares of our common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then-issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to effect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every 12 months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration if our board of directors determines in good faith that such a filing (1) would be materially detrimental to us, (2) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transactions, or (3) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

As of May 12, 2020, the holders of approximately 63,489,228 shares of our common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

As of May 12, 2020, the holders of 65,759,623 shares of our common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Following our decision to file this shelf registration statement, in accordance with the registration rights agreements we notified the stockholders party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement of our intention to file this shelf registration statement and gave such stockholders the right to “piggyback” and register shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, owned by them and eligible to be sold under the applicable lock-up agreements on this shelf registration statement. Certain stockholders party to the 2009 Registration Rights Agreement elected to exercise their piggyback registration rights with respect to 13,347,885 shares of Class A common stock issuable upon conversion of shares of Class B common stock. See the section of this prospectus titled “Selling Stockholders” for more information on the selling stockholders.

Expenses of Registration, Restrictions and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses. In accordance with the 2009 Registration Rights Agreement, we have agreed to pay all registration expenses, including the legal fees of one counsel for the selling stockholders, other than any applicable underwriting discounts, commissions and transfer taxes, in connection with registering the shares of Class A common stock held by the selling stockholders.

The demand, Form S-3 demand and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Board Rights

Pursuant to our employment letter with Mr. Thomas J. Pritzker, we have agreed that so long as he is a member of our board of directors, we will use our commercially reasonable efforts to appoint him as our executive chairman as long as he is willing and able to serve in that office. If he is not appointed as executive chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Pursuant to our employment letter with Mr. Mark S. Hoplamazian, we have agreed that so long as he is the president and chief executive officer of Hyatt, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the board of directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure concentrates ownership of our voting stock in the hands of the Pritzker family business interests. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to allow management to continue making decisions in the long-term best interest of Hyatt and all of our stockholders and encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Dual Class Structure

As discussed above, our Class B common stock is entitled to ten votes per share, while our Class A common stock is entitled to one vote per share. Our Class A common stock is the only class of stock that is publicly traded. As of May 12, 2020, Pritzker family business interests beneficially owned, in the aggregate, less than 1% of our Class A common stock and approximately 96.5% of our Class B common stock, representing approximately 62.8% of the outstanding shares of our common stock and approximately 91.6% of the total voting power of our outstanding common stock. Assuming the sale of all 13,347,885 shares registered by the selling stockholders pursuant to this registration statement, Pritzker family business interests will beneficially own, in the aggregate, approximately 296,349 shares of our Class A common stock and 49,844,994 shares of our Class B common stock, representing approximately 49.6% of the outstanding shares of our common stock and approximately 87.5% of the total voting power of our outstanding common stock. Pursuant to the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, during the term of the voting agreement, which expires on the date upon which more than 75% of the company’s fully diluted shares of common stock is owned by non-Pritzker family business interests, Pritzker family business interests have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker)). In addition, other existing stockholders beneficially own as of May 12, 2020, in the aggregate, approximately 3.5% of our outstanding Class B common stock, representing approximately 2.2% of the outstanding shares of our common stock and approximately 3.3% of the total voting power of our outstanding common stock. Assuming the sale of all 13,347,885 shares registered by the selling stockholders pursuant to this registration statement, such other existing stockholders will beneficially own, in the aggregate, approximately 2,270,395 shares of our Class B common stock, representing approximately 2.2% of the outstanding shares of our common stock and approximately 4.0% of the total voting power of our outstanding common stock. Pursuant to the voting agreement contained in the 2007 Stockholders’ Agreement, these stockholders have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. These voting agreements expire on the date that Thomas J. Pritzker is no longer chairman of our board of directors. For additional information with respect to these voting agreements, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.” While these voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets and any other significant transaction. This is because the number of our shares that are required by the voting agreements to be voted consistent with the recommendation of our board of directors will be sufficient to determine the outcome of the election of directors and other matters submitted to stockholders for approval. Because of our dual class ownership structure and the voting agreements currently in effect, our board of directors may have effective control over matters requiring stockholder approval even if Pritzker family business interests and other holders of our Class B common stock own less than 50% of the outstanding shares of our common stock. If the majority of a minimum of three independent directors (excluding for such purposes any Pritzker) do not agree with the recommendation of our board of directors on a particular matter and, as a result, the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement do not apply, Pritzker family business interests will be able to exert a significant degree of influence or actual control over matters requiring stockholder approval. This concentrated control will limit your ability to influence corporate matters. As a result, we may take actions that you do not believe to be in our interests or your interests that could depress our stock price.

Certificate of Incorporation and Bylaws

In addition to our dual class structure, our amended and restated certificate of incorporation and our amended and restated bylaws include the following provisions, among others:

•	our board of directors is divided into three classes, with each class serving for a staggered three-year term;

•	our directors may be removed only for cause;

•

holders of our Class A common stock vote together with the holders of our Class B common stock on all matters, including the election of directors, and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors;

•

vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, may be filled only by a majority of remaining directors then in office;

•	actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent;

•	special meetings of our stockholders can be called only by the chairman of the board or by our corporate secretary at the direction of our board of directors;

•

our bylaws establish an advance notice procedure for stockholders to submit proposed nominations of persons for election to our board of directors and other proposals for business to be brought before an annual meeting of our stockholders;

•	our board of directors may issue up to 10,000,000 shares of preferred stock, with designations, rights and preferences as may be determined from time to time by our board of directors; and

•

an affirmative vote of the holders of at least 80% of the voting power of our outstanding capital stock entitled to vote is required to amend all provisions of our amended and restated certificate of incorporation and bylaws.

Delaware Anti-Takeover Statute

We have elected not to be governed by Section 203 of the Delaware General Corporation Law, which otherwise would prohibit a Delaware corporation, subject to certain exceptions, from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder.

Lock-Up Agreements

Assuming the sale of all 13,347,885 shares registered by the selling stockholders pursuant to this registration statement, holders of 50,141,343 shares, or approximately 49.6%, of our outstanding common stock have agreed to certain lock-up restrictions with respect to all or a portion of their common stock. Such lock-up provisions may delay, defer or prevent a merger or other takeover or a change of control of our company. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

The 2007 Stockholders’ Agreement further restricts the ability of stockholders party to the agreement to transfer their shares of common stock such that they may not transfer any shares of common stock to any known aggregators. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Voting Agreements

Voting agreements entered into with and among our major stockholders, including Pritzker family business interests, will result in a substantial number of our shares being voted consistent with the recommendations of our board of directors, which may limit your ability to influence the election of directors and other matters submitted to stockholders for approval. For additional information, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and the sections of this prospectus titled “Selling Stockholders,” “Where You Can Find More Information” and “Incorporation by Reference.”

Standstill Agreements

Each stockholder party to the 2007 Stockholders’ Agreement has agreed, subject to certain limited exceptions, not to participate in any acquisition of any of our or our subsidiaries’ securities, any tender or exchange offer, merger or other business combination involving us or any of our subsidiaries, any recapitalization, restructuring, liquidation, dissolution or any other extraordinary transaction with respect to us or any of our subsidiaries or affiliates, or any “solicitation” of “proxies” with respect to voting of our common stock. These standstill provisions may prevent a merger or other takeover or a change of control of us. For additional information, see “Certain Relationships and Related Party Transactions – 2007 Stockholders’ Agreement” included in our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 20, 2020, which is incorporated by reference herein.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock and Class B common stock is EQ Shareowner Services. The transfer agent’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100, and its telephone number is (800) 468-9716.

PLAN OF DISTRIBUTION

Any selling stockholder may offer and sell the shares of Class A common stock covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly by any selling stockholder to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If required by applicable law, we will describe in a prospectus supplement the particular terms of the offering of the shares of Class A common stock, including the following:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the shares of Class A common stock and the net proceeds from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the shares of Class A common stock may be listed; and

•	any other information we think is material.

In addition, any selling stockholder may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

Selling stockholders may sell offered shares directly or through agents designated by them from time to time. Any agent in the offer or sale of the shares of Class A common stock for which this prospectus is delivered will be named, and any commissions payable to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of shares of Class A common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from a selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares of Class A common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, a selling stockholder or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf or behalf of a selling stockholder that participate in the distribution of the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Class A common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the shares of Class A common stock covered by this prospectus or otherwise, a selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with a selling stockholder. A selling stockholder may also sell shares of Class A common stock short and deliver the shares of Class A common stock offered by this prospectus to close out short positions. A selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of Class A common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. A selling stockholder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with a broker. Upon our default, the broker may offer and sell such pledged shares from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the shares of Class A common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate number of shares of Class A common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us or the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Class A common stock covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the shares of Class A common stock sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the shares of Class A common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered shares will be obligated to purchase all of the covered shares, if any such shares of Class A common stock are purchased. A selling stockholder may grant to the underwriter or underwriters an option to purchase additional shares of Class A common stock at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If a selling stockholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or a selling stockholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Class A common stock, including liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, subject to the terms and conditions of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of Class A common stock, other than applicable underwriting discounts, commissions and transfer taxes.

The selling stockholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

There can be no assurance that any selling stockholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Hyatt Hotel Corporation’s Annual Report on Form 10-K, and the effectiveness of Hyatt Hotel Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access filed documents at the SEC’s web site at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 20, 2020 (excluding the portions of our definitive proxy statement for our 2020 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2020, incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	our Current Report on Form 8-K, filed with the SEC on April 6, 2020;

•	our Current Report on Form 8-K, filed with the SEC on April 21, 2020;

•	our Current Report on Form 8-K, filed with the SEC on April 24, 2020;

•	our Current Report on Form 8-K, filed with the SEC on May 21, 2020; and

•

the description of our Class A common stock, par value $0.01 per share, contained in our registration statement on Form 8-A filed with the SEC on November 2, 2009, as amended by the description of our Class A common stock contained in Exhibit 4.18 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and as amended by any subsequent amendment or report filed for the purpose of updating the description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Effective January 1, 2020, we changed the strategic and operational oversight for our Miraval properties, which were previously evaluated as a distinct business by our chief operating decision maker. The management fees from Miraval properties are now reported in the Americas management and franchising segment, and the operating results and financial position of underlying hotel results are now reported in our owned and leased hotels segment; the results of Miraval properties were previously reported in corporate and other. In addition, the license fees we receive from Hyatt Residence Club are now reported within our Americas management and franchising segment due to changes in the strategic oversight for these license agreements; the license fees we receive from Hyatt Residence Club were previously reported in corporate and other. In connection with our Quarterly Report on Form 10-Q filed on May 7, 2020, segment operating information for the three month period ended March 31, 2019 has been recast to reflect these segment changes. However, we have not retrospectively revised our financial statements included in our Annual Report on Form 10-K filed February 20, 2020. On a consolidated basis, total revenues from the Miraval properties and the license fees we receive from Hyatt Residence Club represented, in the aggregate, approximately 1.5% of our total revenue for each of the 2019, 2018 and 2017 fiscal years, and less than 1% of Adjusted EBITDA for each of the 2019, 2018 and 2017 fiscal years; therefore we do not consider the impact of these changes to be material. We will reflect these changes in presentation and disclosure for all periods presented in our second and third quarter 2020 Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K to be filed with the SEC for the year ending December 31, 2020.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President—Investor Relations

150 North Riverside Plaza

Chicago, Illinois 60606

(312) 750-1234

You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, payable by us in connection with the sale of shares being registered. All of the amounts shown are estimates except the SEC registration fee:

SEC registration fee	—
Printing and engraving expenses	(1)
Legal fees and expenses of Hyatt Hotels Corporation	(1)
Legal fees and expenses of the selling stockholders	(1)
Accounting fees and expenses	(1)
Transfer agent and registrar fees and expenses	(1)
Miscellaneous	(1)

Total	(1)

(1)

Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses that we anticipate we will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate fees and expenses in connection with the distribution of the securities being offered will be included in any applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.

Hyatt Hotels Corporation is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation may in its certificate of incorporation or an amendment thereto eliminate or limit the personal liability of a director to a corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify and advance expenses to our directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was our director, officer or employee, or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise. In addition, members of our board of directors and compensation committee are also indemnified for actions under our LTIP.

We currently have directors’ and officers’ liability insurance policy to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

ITEM 16.	Exhibits.

The exhibits to this registration statement are listed in the Index To Exhibits, which is incorporated herein by reference.

ITEM 17.	Undertakings.

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Hyatt Hotels Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-34521) filed with the Securities and Exchange Commission on February 20, 2020).

3.2	Amended and Restated Bylaws of Hyatt Hotels Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-34521) filed with the Securities and Exchange Commission on September 11, 2014).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-161068) filed with the Securities and Exchange Commission on October 1, 2009).

4.2	Registration Rights Agreement, dated as of August 28, 2007, as amended, by and among Global Hyatt Corporation, Madrone GHC, LLC, Lake GHC, LLC, Shimoda GHC, LLC, GS Sunray Holdings, L.L.C., GS Sunray Holdings Subco I, L.L.C., GS Sunray Holdings Subco II, L.L.C., GS Sunray Holdings Parallel, L.L.C., GS Sunray Holdings Parallel Subco, L.L.C., Mori Building Capital Investment LLC and others party thereto (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-161068) filed with the Securities and Exchange Commission on August 5, 2009).

4.3	Joinder Agreement to Registration Rights Agreement, dated as of January 26, 2010, by and among Hyatt Hotels Corporation and Mori Building Co., Ltd. (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-34521) filed with the Securities and Exchange Commission on February 25, 2010).

4.4	Registration Rights Agreement, dated as of October 12, 2009, by and among Hyatt Hotels Corporation and Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, solely in their capacity as co-trustees (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 (File No. 333-161068) filed with the Securities and Exchange Commission on October 15, 2009).

5.1**	Opinion of Latham & Watkins LLP.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on the signature page hereto).

99.1	Amended and Restated Global Hyatt Agreement, dated as of October 1, 2009, by and among Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, solely in their capacity as co-trustees, and each signatory thereto (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-34521) filed with the Securities and Exchange Commission on February 20, 2020).

99.2	Amended and Restated Foreign Global Hyatt Agreement, dated as of October 1, 2009, by and among each signatory thereto (incorporated by reference to Exhibit 99.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-34521) filed with the Securities and Exchange Commission on February 20, 2020).

*	To be filed, as applicable, by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, Hyatt Hotels Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on May 21, 2020.

Hyatt Hotels Corporation

By:	/s/ Mark S. Hoplamazian
Mark S. Hoplamazian
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities approved on the 21st day of May, 2020. Each person whose signature appears below hereby constitutes and appoints Mark S. Hoplamazian, Joan Bottarini and Margaret C. Egan, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Hoplamazian Mark S. Hoplamazian	President, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2020

/s/ Joan Bottarini Joan Bottarini	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 21, 2020

/s/ Elizabeth M. Bauer Elizabeth M. Bauer	Senior Vice President, Corporate Controller (Principal Accounting Officer)	May 21, 2020

/s/ Thomas J. Pritzker Thomas J. Pritzker	Executive Chairman of the Board	May 21, 2020

/s/ Paul D. Ballew Paul D. Ballew	Director	May 21, 2020

Signature	Title	Date

/s/ Susan D. Kronick Susan D. Kronick	Director	May 21, 2020

/s/ Mackey J. McDonald Mackey J. McDonald	Director	May 21, 2020

/s/ Cary D. McMillan Cary D. McMillan	Director	May 21, 2020

/s/ Pamela M. Nicholson Pamela M. Nicholson	Director	May 21, 2020

/s/ Jason Pritzker Jason Pritzker	Director	May 21, 2020

/s/ Michael A. Rocca Michael A. Rocca	Director	May 21, 2020

/s/ Richard C. Tuttle Richard C. Tuttle	Director	May 21, 2020

/s/ James H. Wooten, Jr. James H. Wooten, Jr.	Director	May 21, 2020